                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549
                      ----------------------------------


                                  FORM 8-A/A

                      AMENDMENT TO REGISTRATION STATEMENT
               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                          ALPHA-BETA TECHNOLOGY, INC.
                        -----------------------------------
               (Exact name of registrant as specified in charter)


        MASSACHUSETTS                                             04-2997834
-----------------------------                                ------------------
(State or other jurisdiction                                 (IRS employer
       of incorporation)                                     identification no.)


         THREE BIOTECH PARK, ONE INNOVATION DRIVE, WORCESTER, MA 01605
         -------------------------------------------------------------
              (Address of principal executive offices) (Zip code)


Securities to be registered pursuant to Section 12(b) of the Act:

                                         Name of each exchange
              Title of each class        on which each class is
              to be so registered        to be registered
              -------------------        ----------------------------

                     NONE                            NONE


Securities to be registered pursuant to Section 12(g) of the Act:


                        PREFERRED STOCK PURCHASE RIGHTS
                        -------------------------------
                                (Title of Class)

                                FIRST AMENDMENT

         The undersigned registrant hereby amends the following items, financial statements, exhibits and other portions of its registration statement on Form 8-A relating to its Preferred Stock Purchase Rights as set forth below:

Item 1.   Description of Registrant's Securities to be Registered.
          -------------------------------------------------------

         Item 1 is hereby amended by adding the following paragraph:

         On November 13, 1997, the Company amended the Rights Agreement in order to exempt acquisitions of the Common Stock by Ross Financial Corporation, a corporation organized and existing under the laws of the Cayman Islands, from the operation of the provisions of the Rights Agreement.

Item 2 -  Exhibits
------------------

         Item 2 is hereby amended by adding the following:



Exhibit 2 First Amendment, dated as of November 13, 1997, to Shareholder Rights Agreement, dated as of February
               2, 1997, between Alpha-Beta Technology, Inc. and
               BankBoston, N.A. f/k/a The First National Bank of Boston, as Rights Agent

                                   SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereto duly authorized.


                                    ALPHA-BETA TECHNOLOGY, INC.



Dated: November 25, 1997            By:  /s/ Spiros Jamas
                                       _______________________
                                       Name:  Spiros Jamas
                                       Title: President and Chief
                                              Executive Officer